Exhibit 99.1

F.N.B. Corporation Expands Maryland Presence

with Acquisition of BCSB Bancorp, Inc.

Joint Press Release

HERMITAGE, PA and BALTIMORE, MD, June 14, 2013 — F.N.B. Corporation (NYSE: FNB) and BCSB Bancorp, Inc. (NASDAQ: BCSB) jointly announce the signing of a definitive merger agreement pursuant to which F.N.B. Corporation will acquire BCSB Bancorp, Inc., the Baltimore-based holding company and parent of Baltimore County Savings Bank, in an all stock transaction valued at approximately $23.77 per share, or $79 million in the aggregate using the closing stock price of F.N.B. Corporation as of Thursday June 13, 2013.

The acquisition of the Baltimore-based bank will provide F.N.B. Corporation with an additional $640 million in total assets, including $560 million in total deposits, $320 million in loans and 16 banking offices in the greater Baltimore, Maryland area. The transaction will expand F.N.B. Corporation’s presence in the Baltimore metropolitan statistical area (MSA) and result in a top ten deposit market share position with just under $1.0 billion in total pro-forma deposits and 24 total branch locations.

Under the terms of the merger agreement, which has been approved by the boards of directors of both companies, shareholders of BCSB Bancorp, Inc. will be entitled to receive 2.08 shares of F.N.B. Corporation common stock for each common share of BCSB Bancorp, Inc. The exchange ratio is fixed and the transaction is expected to qualify as a tax-free exchange for shareholders of BCSB Bancorp, Inc.

“This is a great opportunity to expand our existing presence in the Maryland market. In the span of twelve months, FNB has achieved a top deposit market share position in another one of the nation’s 25 largest MSAs,” said Vincent J. Delie, Jr., President and Chief Executive Officer of F.N.B. Corporation. “Since entering the market earlier this year, I have been very pleased with our success in attracting experienced commercial bankers with well-established customer relationships. The addition of Baltimore County will further enable FNB to leverage these recent hires through expanded market coverage in Baltimore and the surrounding suburbs”.

“We are excited to join the FNB team. FNB’s diverse product set, commitment to local communities and outstanding record of shareholder value creation make it the best partner for our shareholders, customers, employees and communities we serve,” said Joseph J. Bouffard, President and Chief Executive Officer of BCSB Bancorp, Inc. and Baltimore County Savings Bank.

F.N.B. Corporation expects the merger to be slightly accretive to earnings per share in the first full year (excluding one-time costs). Additionally, the transaction is expected to be neutral to F.N.B. Corporation’s tangible book value per share with a strong internal rate of return.

F.N.B. Corporation and BCSB Bancorp, Inc. expect to complete the transaction in the first quarter of 2014, after satisfaction of customary closing conditions, including regulatory approvals and the approval of the shareholders of BCSB Bancorp, Inc.

RBC Capital Markets, LLC acted as financial advisor to F.N.B. Corporation, and Sandler O’Neill + Partners L.P. acted as financial advisor to BCSB Bancorp, Inc. and rendered a fairness opinion to the Board of Directors of BCSB Bancorp, Inc. in conjunction with this transaction. Reed Smith LLP served as legal counsel to F.N.B. Corporation and Kilpatrick Townsend & Stockton LLP served as legal counsel to BCSB Bancorp, Inc.

An investor presentation will be available through the “Shareholder and Investor Relations” section of F.N.B.’s Web site at www.fnbcorporation.com or on the SEC’s website at www.sec.gov.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

F.N.B. Corporation will file a registration statement on Form S-4 with the SEC. The registration statement will include a proxy statement/prospectus and other relevant documents with the SEC in connection with the merger.

SHAREHOLDERS OF BCSB BANCORP, INC. ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

The proxy statement/prospectus and other relevant materials (when they become available), and any other documents F.N.B. Corporation and BCSB Bancorp, Inc. have filed with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents F.N.B. Corporation has filed with the SEC by contacting James Orie, Chief Legal Officer, F.N.B. Corporation, One F.N.B. Boulevard, Hermitage, PA 16148, telephone: (724) 983-3317 and free copies of the documents BCSB Bancorp, Inc. has filed with the SEC by contacting Joseph J. Bouffard, President and Chief Executive Officer, BCSB Bancorp, Inc., 4111 East Joppa Road, Baltimore, MD 21236, telephone: (410) 256-5000.

F.N.B. Corporation and BCSB Bancorp, Inc. and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from BCSB Bancorp, Inc. shareholders in connection with the proposed merger. Information concerning such participants’ ownership of BCSB Bancorp, Inc. common shares will be set forth in the proxy statement/prospectus relating to the merger when it becomes available. This communication does not constitute an offer of any securities for sale.

About F.N.B. Corporation

F.N.B. Corporation (NYSE: FNB), headquartered in Hermitage, Pennsylvania, is a regional diversified financial services company operating in six states and three major metropolitan areas including Pittsburgh, PA, where it holds the number three retail deposit market share, Baltimore, MD, and Cleveland, OH. The Company has total assets of $12.4 billion (including the recently completed acquisition of Annapolis Bancorp, Inc.) and more than 250 banking offices throughout Pennsylvania, Ohio, West Virginia and Maryland. F.N.B. provides a full range of commercial banking, consumer banking and wealth management solutions through its subsidiary network which is led by its largest affiliate, First National Bank of Pennsylvania. Commercial banking solutions include corporate banking, small business banking, investment real estate financing, asset based lending, capital markets and lease financing. The consumer banking segment provides a full line of consumer banking products and services including deposit products, mortgage lending, consumer lending and a complete suite of mobile and online banking services. F.N.B.’s wealth management services include trust, asset management, private banking and insurance. The Company also operates Regency Finance Company, which has more than 70 consumer finance offices in Pennsylvania, Ohio, Kentucky and Tennessee.

The common stock of F.N.B. Corporation trades on the New York Stock Exchange under the symbol “FNB” and is included in Standard & Poor’s SmallCap 600 Index with the Global Industry Classification Standard (GICS) Regional Banks Sub-Industry Index. Customers, shareholders and investors can learn more about the strength of this regional financial institution by visiting the F.N.B. Corporation web site at www.fnbcorporation.com.

About BCSB Bancorp, Inc.

BCSB Bancorp, Inc. serves as the holding company for its wholly owned subsidiary, Baltimore County Savings Bank, which has 16 banking offices throughout the Greater Baltimore area. The common stock of BCSB Bancorp, Inc. is traded under the trading symbol “BCSB” on the NASDAQ National Market System.

Forward-looking Statements

This joint press release of F.N.B. Corporation and BCSB Bancorp, Inc. contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act, relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of F.N.B. Corporation and BCSB Bancorp, Inc. Forward-looking statements are typically identified by words such as “believe”, “plan”, “expect”, “anticipate”, “intend”, “outlook”, “estimate”, “forecast”, “will”, “should”, “project”, “goal”, and other similar words and expressions. These forward-looking statements involve certain risks and uncertainties. In addition to factors previously disclosed in F.N.B. Corporation and BCSB Bancorp, Inc. reports filed with the SEC and those identified elsewhere in this filing, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to obtain regulatory approvals and meet other closing conditions to the Merger, including approval by BCSB Bancorp, Inc. shareholders, on the expected terms and schedule; delay in closing the Merger; difficulties and delays in integrating the F.N.B. Corporation and BCSB Bancorp, Inc. businesses or fully realizing cost savings and other benefits; business disruption following the Merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of F.N.B. Corporation products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms. F.N.B. Corporation and BCSB Bancorp, Inc. undertake no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

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Analyst/Institutional Investor Contact:

F.N.B. Corporation

Cynthia Christopher 724-983-3429

724-815-3926 (cell)

christoc@fnb-corp.com

Media Contact:

F.N.B. Corporation

Jennifer Reel 724-983-4856

724-699-6389 (cell)

reel@fnb-corp.com